UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2024

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39866 (Commission File Number)	85-3306396 (I.R.S. Employer Identification No.)
142 North Cedros Avenue, Suite B Solana Beach, California		92075
(Address of principal executive offices)		(Zip Code)

(508) 543-1720

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 25, 2024, eFFECTOR Therapeutics, Inc. (the “Company”) received written notice from Oxford Finance LLC (“Oxford”) that events of default have occurred with respect to that certain Loan and Security Agreement dated as of March 19, 2021, as amended (the “Loan and Security Agreement”), by and between Oxford, as collateral agent, the parties who are lenders thereunder, the Company and eFFECTOR Therapeutics Operations, Inc., the Company’s wholly owned subsidiary (the “Oxford Notice”).

The Oxford Notice indicates that events of default have occurred under the Loan and Security Agreement’s Section 8.3 (Material Adverse Change) and Section 8.5 (Insolvency). The Oxford Notice indicates that all obligations are now immediately due and payable, the obligations under the Loan and Security Agreement shall accrue interest at the default rate, and lender and agent reserve all rights, powers, privileges and remedies provided under the Loan and Security Agreement.

A description of the Loan and Security Agreement, as amended, is contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2024, which description is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: June 25, 2024	By:	/s/ Craig Jalbert
	Name:	Craig Jalbert
	Title:	Chief Executive Officer

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